Joint Filer Statement
Page 1 of 2

Name of Joint Filers:

Canaan Equity III L.P.
Canaan Equity III Entrepreneurs LLC
John V. Balen
Stephen L. Green
Deepak Kamra
Gregory Kopchinsky
Seth A. Rudnick
Guy M. Russo
Eric A. Young

Address of Joint Filers:

c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:

Canaan Equity Partners III LLC

Issuer and Ticker Symbol:

Amicus Therapeutics, Inc. (FOLD)

Date of Event Requiring Statement:

May 30, 2007

SIGNATURES OF JOINT FILERS

CANAAN EQUITY PARTNERS III LLC


By:         *
------------------------------------
Name:
Title:


CANAAN EQUITY III L.P.

By:   Canaan Equity Partners III LLC, its general partner


By:         *
------------------------------------
Name:
Title:


Joint Filer Statement
Page 2 of 2


CANAAN EQUITY III ENTREPRENEURS LLC

By:   Canaan Equity Partners III LLC, its manager


By:         *
------------------------------------
Name:
Title:

                 *
------------------------------------
John V. Balen


                 *
------------------------------------
Stephen L. Green


                 *
------------------------------------
Deepak Kamra


                 *
------------------------------------
Gregory Kopchinsky


                 *
------------------------------------
Seth A. Rudnick


                 *
------------------------------------
Guy M. Russo


                 *
------------------------------------
Eric A. Young



*  By: /s/ John D. Lambrech
------------------------------------
John D. Lambrech, Attorney-in-Fact